                               INDEMNITY AGREEMENT

         This Indemnity Agreement, dated as of _________ is made by and between MAXTOR CORPORATION, a Delaware corporation (the "Company"), and _________, a director of the Company (the "Indemnitee").

                                 R E C I T A L S

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

         D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

         E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that he, after retirement or in the event of his death, his spouse, heirs executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

         F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and the officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded

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that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's stockholders;

         G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

         H. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company and its subsidiaries as of the date hereof is inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company's stockholders would best be served by a combination of such insurance as the Company may obtain, or request a subsidiary to obtain, pursuant to the Company's obligations hereunder and the indemnification by the Company of the directors and officers of the Company and its subsidiaries;

         I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company; and

         J. The Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                A G R E E M E N T

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS.

                  (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

                  (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that

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expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

                  (c) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

         2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

         3.       MAINTENANCE OF LIABILITY INSURANCE.

                  (a) The Company hereby convenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter for the period of five years following the termination of service as an officer or director of the Company, to the extent the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in the amount of $30 million in the aggregate for each policy year from established and reputable insurers.

                  (b) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not an officer or director but is a key employee.

                  (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

         4.       MANDATORY INDEMNIFICATION.  The Company shall indemnify the
Indemnitee:

                  (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him in

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connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                  (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                  (c) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by or for him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, prior to, during the pendency or after completion of such proceeding Indemnitee is deceased, except that in a proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, by a court of competent jurisdiction, due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                  (d) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by D&O Insurance.

         5. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

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


         6. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 11(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 8 hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

         7.       NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of the election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         8.       DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  (a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in subsections 4(a), 4(b) or 4(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense, or appeal of such proceeding.

                  (b) In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Subsection 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

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


                  (c) The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

                           (1) A quorum of the Board consisting of directors who
are not parties to the proceeding for which indemnification is being sought;

                           (2) The stockholders of the Company;

                           (3) Legal counsel selected by the Indemnitee, and
reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

                           (4) A panel of three arbitrators, one of whom is
selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

                  (d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                  (e) Notwithstanding a determination by and forum listed in
Section 8(c) hereof that Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

                  (f) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

         9. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This
Section 9 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

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         10.      STOCKHOLDER RATIFICATION. The form of this Agreement has been approved by the stockholders of the Company; no changes requiring stockholder ratification have been subsequently made, and this Agreement is therefore not subject to ratification by such stockholders.

         11. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                  (b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected within seven (7) calendar days after delivery by the Indemnitee to the Company of the notice provided for in Section 7(a) hereof unless the Company consents to such settlement.

         12. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         13. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

         15. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any

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                                                                     REV. 6/94
other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         16. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         17. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         18. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         19. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.


         The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                      MAXTOR CORPORATION

                                      Address: 2190 Miller Avenue
                                               Longmont, Colorado 80501

                                      By   __________________________________

                                      Its: __________________________________

                                      INDEMNITEE:

                                      _______________________________________

                                      Address: ______________________________

                                               ______________________________


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
                               INDEMNITY AGREEMENT


         This Indemnity Agreement, dated as of ______________, 199___ is made by and between MAXTOR CORPORATION, a Delaware corporation (the "Company"), and __________, a _________ of the Company (the "Indemnitee").

                                 R E C I T A L S

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

         D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

         E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that he, after retirement or in the event of his death, his spouse, heirs executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

         F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and the officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's shareholders;

         G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

         H. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company and its subsidiaries as of the date hereof is inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company's shareholders would best be served by a combination of such insurance as the Company may obtain, or request a subsidiary to obtain, pursuant to the Company's obligations hereunder and the indemnification by the Company of the directors and officers of the Company and its subsidiaries;

         I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company; and

         J. The Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                A G R E E M E N T

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS.

                  (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

                  (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.


1/94                                   2                    INDEMNITY AGREEMENT

                  (c) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

         2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

         3.       MAINTENANCE OF LIABILITY INSURANCE.

                  (a) The Company hereby convenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter for the period of five years following the termination of service as an officer or director of the Company, to the extent the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in the amount of $30 million in the aggregate for each policy year from established and reputable insurers.

                  (b) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not an officer or director but is a key employee.

                  (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

         4.       MANDATORY INDEMNIFICATION. The Company shall indemnify the
Indemnitee:

                  (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and


1/94                                   3                    INDEMNITY AGREEMENT

                  (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                  (c) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by or for him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, prior to, during the pendency or after completion of such proceeding Indemnitee is deceased, except that in a proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company, by a court of competent jurisdiction, due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                  (d) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by D&O Insurance.

         5. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

         6. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 12(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 8 hereof that the Indemnitee


1/94                                   4                    INDEMNITY AGREEMENT
is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

         7.       NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of the election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         8.       DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  (a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in subsections 4(a), 4(b) or 4(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense, or appeal of such proceeding.

                  (b) In the event that Section 8(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Subsection 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

                  (c) The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

                           (1) A quorum of the Board consisting of directors who
are not parties to the proceeding for which indemnification is being sought;

                           (2) The shareholders of the Company;

1/94                                   5                    INDEMNITY AGREEMENT

                           (3) Legal counsel selected by the Indemnitee, and
reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

                           (4) A panel of three arbitrators, one of whom is
selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

                  (d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 8(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                  (e) Notwithstanding a determination by and forum listed in
Section 8(c) hereof that Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

                  (f) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

         9.       LETTER OF CREDIT

                  (a) In order to secure the obligations of the Company to indemnify the Indemnitee under Sections 4 and 5 hereof and to advance to the Indemnitee certain amounts under Section 6 hereof, the Company shall obtain an irrevocable standby letter of credit naming the Indemnitee, if Indemnitee is a director of the Company or a subsidiary of the Company, as the sole beneficiary, in an amount not less than $500,000 for the period prior to May 1, 1991, and after April 30, 1994, and in the amount of $300,000 for the period May 1, 1991, through and including April 30, 1994, or if the Indemnitee is not a director of the Company or a subsidiary of the Company, in an amount not less than $250,000 for the period prior to May 1, 1991, and after April 30, 1994, and in the amount of $175,000 for the period May 1, 1991, through and including April 30, 1994, issued by a financial institution having assets in excess of $100 million and containing terms and conditions reasonably acceptable to the Indemnitee (the "Letter of Credit"). The Letter of Credit shall provide that the Indemnitee may from time to time draw certain amounts thereunder, upon the presentation to the issuer thereof a certificate executed by the Indemnitee certifying (i) that the Indemnitee has made demand upon the Company for an amount not less than the amount the Indemnitee is drawing upon under the Letter of Credit and that the Company has refused to provide the Indemnitee with such amount and (ii) that the Indemnitee believes that the Indemnitee is entitled under the terms of this Agreement to the amount which the Indemnitee is drawing upon under the Letter of Credit.

                  (b) The Company shall maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of Section 9(a) hereof during the term of this Agreement in a manner such that the Letter of Credit shall be in the amount established under


1/94                                   6                    INDEMNITY AGREEMENT

Section 9(a) for each officer or director and shall have an initial term of one year, be renewed for successive one-year periods, for as long as Indemnitee serves as an officer or director and for the period of four years following the termination of the officer's or director's service as an officer or director, and shall provide that the Indemnitee, as beneficiary, shall be given at least sixty (60) days' written notice by the issuer of the Letter of Credit in the event that such Letter of Credit has not been renewed by the Company at least 60 days prior to the end of any one-year term, on which notice, the Indemnitee shall be entitled to draw against the Letter of Credit up to the face amount thereof, and to place such amount in a segregated account in the name of the Indemnitee which the Indemnitee agrees will be used only for the indemnification of Indemnitee as provided in this Agreement; provided, however, that the Company may, with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, reduce the amount of the Letter of Credit in the event and during the period that the Company is able to obtain D&O Insurance covering the Indemnitee with substantially greater coverage, with respect to either the amount of such coverage or the types of claims included therein, that the D&O Insurance which is in effect at the time of such proposed reduction.

                  (c) Funds received from the Bank upon a draw under the Letter of Credit (the "Funds") shall be deemed a loan by Maxtor to Indemnitee of the Funds. Indemnitee will deposit the Funds in an interest-bearing account (the "Indemnity Account") in the name and under the sole control of Indemnitee with such financial institution as the Company and Indemnitee may agree; provided, however, that to the extent that it is determined, contrary to the intent of the parties, that Indemnitee's receipt of the Funds constitutes a secured transaction between the Company and Indemnitee, the Company hereby grants Indemnitee a security interest in the Funds which shall secure any and all of the Company's obligations under the Indemnity Agreement.

                  (d) Indemnitee will not deposit any funds other than the Funds into the Indemnity Account, nor otherwise commingle the Funds with any other funds. Indemnitee will use the Funds only for payment of fees and expenses authorized under this Agreement and for payment of any taxes, interest and penalties ("Taxes") payable by or imposed upon Indemnitee as a consequence of Indemnitee's holding or withdrawal of Funds, or with respect to the Funds and earnings thereon (collectively, "Authorized Expenses"), will give Company at least five days' written notice before withdrawing any of the Funds from the Indemnity Account, and promptly thereafter provide the Company with such evidence as the Company may reasonably request that any withdrawals from the Indemnity Account and payment of the Funds have been made on account of such Authorized Expenses.

                  (e) Interest on the Funds shall accrue to the benefit of Indemnitee, but shall (net of Authorized Expenses) be added to the loan amount, considered part of the Funds and remain in the Indemnity Account. Unless earlier repayment is required in accordance with Section (h) of this Agreement, on the fourth anniversary of the termination of Indemnitee's service as an officer or director of the Company, Indemnitee will pay to the Company an amount equal to the principal amount of the Funds and any accrued interest, less any amounts paid for Authorized Expenses; provided, however, that if as of such date an action is pending or threatened which would require indemnification under the Agreement, and as of such date the Company's D&O Insurance carrier, if any, is refusing to provide interim reimbursements of Authorized Expenses incurred or incurable by Indemnitee in the defense of such action, the repayment obligation shall be suspended until the earlier of the settlement of or entry of final judgment in such action, or the commencement of payment of reimbursement of Authorized Expenses by the D&O Insurance carrier. To the extent Indemnitee is entitled to reimbursement under any D&O Insurance policy for any Authorized Expenses paid by Indemnitee from the Funds, Indemnitee assigns to the Company his right to such reimbursement.


1/94                                   7                    INDEMNITY AGREEMENT

                  (f) To secure repayment of the Funds, Indemnitee grants to the Company a security interest in the Funds and the Indemnity Account. Indemnitee will execute and deliver such documents, including notices to the institution with which the Indemnity Account is maintained, as the Company reasonably requests to perfect and continue the security interest granted under this Agreement.

                  (g) Any use of the Funds for any purpose other than payment of Authorized Expenses will constitute a default under this Agreement. Upon such default, the entire principal amount of the Funds, less any amount paid for Authorized Expenses, will be due and payable to the Company.

                  (h) Notwithstanding any other provision of this Agreement to the contrary, the Funds shall be repayable upon the establishment by the Company of an irrevocable Letter of Credit meeting the criteria of Section 9(a) in an amount required under Section 9(a) for officers and directors as of the date such Letter of Credit is established naming Indemnitee as sole beneficiary and requiring prior written notice by the financial institution to Indemnitee of any non-renewal, to secure obligations of the Company under the Agreement, and drawable as provided in Section 9(b) of this Agreement.

                  (i) The Company agrees to treat the transfer of Funds pursuant to this Agreement as a loan to Indemnitee for federal and state income tax purposes and, with respect to the Funds and any earnings thereon, to adopt in its tax returns such positions as will alleviate or minimize, to the maximum extent possible, any liability of Indemnitee for Taxes. The Company further agrees to indemnify each Indemnitee, and to hold each Indemnitee harmless from and against any liability for Taxes (including for Taxes payable with respect to this indemnification, and whether arising upon the filing of a return or a subsequent adjustment by any taxing authority) arising with respect to the Funds or earnings thereon, and to pay or reimburse Indemnitee promptly in respect of such Taxes (including for Taxes paid by Indemnitee as Authorized Expenses hereunder).

         10. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This
Section 10 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

         11. STOCKHOLDER RATIFICATION. The form of this Agreement has been approved by the stockholders of the Company; no changes requiring stockholder ratification have been subsequently made, and this Agreement is therefore not subject to ratification by such shareholders.

         12. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:


1/94                                   8                    INDEMNITY AGREEMENT

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                  (b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected within seven (7) calendar days after delivery by the Indemnitee to the Company of the notice provided for in Section 7(a) hereof unless the Company consents to such settlement.

         13. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         14. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         15. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

         16. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         17. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         18. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage


1/94                                   9                    INDEMNITY AGREEMENT
prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         19. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         20. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                         MAXTOR CORPORATION

                                         Address: 211 River Oaks Parkway
                                                  San Jose, California  95134

                                         By  _________________________________

                                         Its _________________________________

                                         INDEMNITEE:

                                         _____________________________________

                                         Address:_____________________________

                                         _____________________________________


1/94                                  10                    INDEMNITY AGREEMENT